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                                                                   Exhibit 23(a)




                         CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Lamson & Sessions Co. 1998 Incentive Equity Plan (As Amended and Restated as of April 27, 2001) of our report dated January 30, 2001, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co. included in its Annual Report on Form 10-K for the year ended December 30, 2000, filed with the Securities and Exchange Commission.

                                      /s/  Ernst & Young LLP



Cleveland, Ohio
June 18, 2001